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                                                                     EXHIBIT 3.2

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           COSINE COMMUNICATIONS, INC.



        CoSine Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         A. The name of the corporation is CoSine Communications, Inc. The corporation was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 16, 2000.

         B. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's Certificate of Incorporation as heretofore amended. The amendments and restatement herein set forth have been duly approved by the corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of the corporation's stockholders having been given by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        C. The Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:


                                   ARTICLE I.

 The name of the corporation is CoSine Communications, Inc. (the "Corporation").



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                                   ARTICLE II.

        The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is the Corporation Service Company.


                                  ARTICLE III.

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV.

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 303,000,000, of which (i) 300,000,000 shares, par value $0.0001 per share, are to be of a class designated Common Stock ("Common Stock") and (ii) 3,000,000 shares, par value $0.0001 per share, are to be of a class designated Preferred Stock ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

        The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                   ARTICLE V.

        The Corporation is to have perpetual existence.


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                                   ARTICLE VI.

        Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                  ARTICLE VII.

        1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed by, or determined in the manner provided in, the Bylaws of the Corporation.

        2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes, as nearly equal in size as is practicable, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

        3. Notwithstanding the foregoing provisions of this Article VII, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors ("Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with

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the preceding two sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred.

        5. The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections or Articles of the corporation's Bylaws by the stockholders of this corporation: 2.2 (Annual Meeting), 2.3 (Special Meeting),
2.5 (Advance Notice of Stockholder Nominees and Stockholder Business), 3.2 (Number of Directors) and Article VI (Indemnification).

        6. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

        7. Subject to the rights of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.


                                 ARTICLE VIII.

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.


                                  ARTICLE IX.

        1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

        3. Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article XI, shall eliminate or reduce the effect of this Article XI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


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                                   ARTICLE X.

        Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.


                                   ARTICLE XI.

        Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article VI, Article VII, Article VIII, Article IX, Article X or this Article XI.


                                  ARTICLE XII.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute (subject to compliance with the requirements of Article X), and all rights conferred herein are granted subject to this reservation.


                                  ARTICLE XIII.

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


        D. The foregoing Second Amended and Restated Certificate of Incorporation of CoSine Communications, Inc. is the act and deed of this corporation, and the statements therein are true.

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        IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Second Amended and Restated Certificate of Incorporation to be signed by Dean Hamilton, its President and Chief Executive Officer.



Dated:  ___________________, 2000.      COSINE COMMUNICATIONS, INC.



                                        By:
                                           -------------------------------------
                                           Dean Hamilton
                                           President and Chief Executive Officer


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